UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2024

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, Fifth Floor, San Francisco, California 94105
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 390-2337

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2024, Twilio Inc. (“we,” “us,” “our,” the “Company” and other similar terms) entered into a cooperation agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP and certain of its affiliates (collectively, “Sachem Head”).

Pursuant to the Cooperation Agreement, the Company has appointed Andy J. Stafman to the board of directors (the “Board”) of the Company as a Class II director, effective immediately, with an initial term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company also agreed to nominate Mr. Stafman for election at the 2024 Annual Meeting. In connection with Mr. Stafman’s appointment, the Company has increased the size of the Board from nine to ten members and the size of Class II of the Board from three to four directors.

The Cooperation Agreement provides for customary director replacement rights, pursuant to which the Company and Sachem Head have agreed to cooperate to select a successor director in the event Mr. Stafman ceases to serve as a director. The Company’s obligations with respect to, among other things, the appointment of Mr. Stafman, the nomination of Mr. Stafman for election at the 2024 Annual Meeting, and the replacement of Mr. Stafman upon departure from the Board terminate in certain circumstances, including if Sachem Head’s aggregate net long position in the Company falls below 50% of its beneficial ownership of the Company’s outstanding shares of Class A common stock as of the date of the Cooperation Agreement.

The Cooperation Agreement will remain effective until the later of (i) 30 calendar days after the date on which Mr. Stafman (or any replacement director) has ceased to serve on the Board and (ii) one calendar day following the conclusion of the Company’s 2025 annual meeting of stockholders.

Pursuant to the Cooperation Agreement, Sachem Head has agreed to certain standstill, voting and confidentiality commitments. The Cooperation Agreement also contains a customary mutual non-disparagement provision.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On March 30, 2024, Andy J. Stafman was appointed to the Board as a Class II director, effective immediately. Mr. Stafman will serve until the 2024 Annual Meeting or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There is no arrangement or understanding between Mr. Stafman and any other persons pursuant to which Mr. Stafman was appointed as a director, other than with respect to the matters referred to in Item 1.01. Furthermore, there are no family relationships between Mr. Stafman and any other director or executive officer of the Company and there are no transactions between Mr. Stafman and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. Stafman will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Mr. Stafman will receive, among other things: (i) annual compensation for serving on the Board and any applicable committees thereof pursuant to the Company’s non-employee director compensation policy, substantially as described in the Company’s filings with the Securities and Exchange Commission and (ii) an initial grant of restricted stock units with a value of approximately $575,000 that vests annually over three years subject to continued service.

The Company will also enter into a standard form of indemnification agreement with Mr. Stafman (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Stafman, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law, the Company’s certificate of incorporation and bylaws.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release announcing the Cooperation Agreement and Mr. Stafman’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, dated March 30, 2024

99.1	Press Release, dated April 1, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Date: April 1, 2024	By:	/s/ Dana R. Wagner
Dana R. Wagner
Chief Legal Officer, Chief Compliance Officer and Secretary

Exhibit 99.1

Twilio Appoints Andy Stafman to Board of Directors

SAN FRANCISCO, April 1, 2024 – Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, today announced that it has appointed Andy Stafman, a partner at Sachem Head Capital Management LP (“Sachem Head”), to the company’s Board of Directors, effective immediately.

“Over the last year and a half, we have made important changes to accelerate our path to profitability and position Twilio to capitalize on the opportunities we see ahead,” said Jeff Epstein, Chair of the Board for Twilio. “We look forward to benefiting from the addition of Andy’s perspectives as an additional shareholder in the boardroom as we continue our strong oversight of the company’s strategy to enhance value for all our stakeholders.”

Khozema Shipchandler, CEO of Twilio, added, “We are operating Twilio with greater focus, rigor, and discipline than ever before, and remain focused on our commitment to drive durable, profitable growth. As we look ahead, we are confident that Twilio is well positioned to unlock the power of AI by converging our data capabilities with our powerful Communications solutions. The Board and I will partner with Andy as we continue to advance our strategy to realize the full potential of the business.”

Twilio plans to hold an investor day within the next twelve months to discuss the company’s strategy in greater detail and to share medium-term financial targets. Twilio will provide more details on the investor day once a date for the event has been set.

“I am excited to join the Twilio Board during an important time for the company,” said Mr. Stafman. “Sachem Head invested in Twilio because of its strong leadership position in the customer engagement market and the significant upside potential from the application of AI. The company has already taken meaningful actions to strengthen Twilio’s profitability and growth trajectory, and I look forward to working with the rest of the Board and management team to build upon that progress and enhance value for shareholders.”

Twilio has entered into a cooperation agreement with Sachem Head. Pursuant to the agreement, Sachem Head has agreed to customary standstill, voting and confidentiality commitments, among other provisions.

With the appointment of Mr. Stafman, Twilio’s Board will increase to 10 directors, nine of whom are independent.

About Andy Stafman

Mr. Stafman is a partner at Sachem Head Capital Management LP, a value-oriented investment management firm based in New York. Prior to Sachem Head, Mr. Stafman worked as an Associate at Silver Lake Partners, a global private equity firm focused on technology-enabled investments. He received a B.S. in Economics, with a concentration in Finance from The Wharton School at the University of Pennsylvania.

About Twilio Inc.

Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve risks and uncertainties. Forward-looking statements generally relate to future events or Twilio’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Twilio’s expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s future financial performance and its expectations regarding profitability and growth; Twilio’s anticipated strategies and business plans; Twilio’s ability to develop products related to AI and to execute on its AI strategy; and Twilio’s plans to hold an investor day and to share medium-term financial targets. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: Twilio’s ability to successfully implement its cost-saving initiatives and to capture expected efficiencies; Twilio’s ability to realize the anticipated benefits of changes to its operating model and organizational structure; the impact of macroeconomic uncertainties and market volatility; Twilio’s financial performance, including expectations regarding its results of operations and the assumptions underlying such expectations, and ability to achieve and sustain profitability; Twilio’s ability to attract and retain customers; Twilio’s ability to compete effectively in an intensely competitive market; Twilio’s ability to comply with modified or new industry standards, laws and regulations applying to its business, and increased costs associated with regulatory compliance; Twilio’s ability to manage changes in network service provider fees and optimize its network service provider coverage and connectivity; Twilio’s ability to form and expand partnerships; and Twilio’s ability to successfully enter into new markets and manage its international expansion.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances occurring after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Important Additional Information Regarding Proxy Solicitation

Twilio intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for Twilio’s 2024 annual meeting of shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). Twilio, its directors, director nominees, certain of its executive officers and other employees may be deemed participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of Twilio’s directors and executive officers and their respective interests in Twilio by security holdings or otherwise is set forth in the Company’s proxy statement for the 2023 Annual Meeting of stockholders, filed with the SEC on April  26, 2023 (the “2023 Proxy Statement”). Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Non-Employee Director Compensation” and “Executive Compensation” in the 2023 Proxy Statement. To the extent holdings of such participants in Twilio’s securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC: Form  4, filed by Aidan Viggiano on May 17, 2023; Form  4, filed by Dana Wagner on May 17, 2023; Form  4, filed by Aidan Viggiano on June 13, 2023; Form  4, filed by Miyuki Suzuki on June 13, 2023; Form  4, filed by Charles Bell on June 14, 2023; Form  4, filed by Donna Dubinsky on June  14, 2023; Form 4, filed by Jeff Epstein on June 14, 2023; Form  4, filed by Jeffrey Immelt on June 14, 2023; Form  4, filed by Deval Patrick on June 14, 2023; Form  4, filed by Erika Rottenberg on June 14, 2023; Form  4, filed by Miyuki Suzuki on June 14, 2023; Form  4, filed by Byron Deeter on June 14, 2023; Form  4, filed by Erika Rottenberg on June 30, 2023; Form  4, filed by Khozema Shipchandler on July 5, 2023; Form  4, filed by Aidan Viggiano on July 5, 2023; Form  4, filed by Dana Wagner on July 5, 2023; Form  4, filed by Aidan Viggiano on July 10, 2023; Form  4, filed by Dana Wagner on August 16, 2023; Form  4, filed by Aidan Viggiano on August 16, 2023; Form  4, filed by Aidan Viggiano on August 22, 2023; Form  4, filed by Dana Wagner on September 7, 2023; Form 4, filed by Charles Bell on September 19, 2023; Form 4, filed by Donna Dubinsky on September 19, 2023; Form 4, filed by Jeff Epstein on September  19, 2023; Form 4, filed by Jeffrey Immelt on September 19, 2023; Form  4, filed by Deval Patrick on September 19, 2023; Form  4, filed by Erika Rottenberg on September 19, 2023; Form  4, filed by Miyuki Suzuki on September 19, 2023; Form  4, filed by Byron Deeter on September 20, 2023; Form  4, filed by Khozema Shipchandler on October 4, 2023; Form  4, filed by Aidan Viggiano on October 4, 2023; Form  4, filed by Dana Wagner on October 4, 2023; Form  4, filed by Aidan Viggiano on October 10, 2023; Form  4, filed by Dana Wagner on October 10, 2023; Form  4, filed by Aidan Viggiano on November 17, 2023; Form  4, filed by Dana Wagner on November 17, 2023; Form  4, filed by Aidan Viggiano on November 22, 2023; Form  4, filed by Dana Wagner on November 22, 2023; Form  4, filed by Charles Bell on December 19, 2023; Form  4, filed by Byron Deeter on December 19, 2023; Form  4, filed by Donna Dubinsky on December 19, 2023; Form  4, filed by Jeff Epstein on December 19, 2023; Form  4, filed by Jeffrey Immelt on December 19, 2023; Form  4, filed by Deval Patrick on December 19, 2023; Form  4, filed by Erika Rottenberg on December 19, 2023; Form  4, filed by Miyuki Suzuki on December 19, 2023; Form 4, filed by Dana Wagner on January 4, 2024; Form 4, filed by Khozema Shipchandler on January 4, 2024; Form 4, filed by Aidan Viggiano on January  4, 2024; Form 4, filed by Aidan Viggiano on January 9, 2024; Form  4, filed by Dana Wagner on January 9, 2024; Form  4, filed by Aidan Viggiano on February 20, 2024; Form  4, filed by Dana Wagner on February 20, 2024; Form 4, filed by Aidan Viggiano on  February 21, 2024; Form 4, filed by Dana Wagner on  February 21, 2024; Form 4, filed by Khozema Shipchandler on  February 22, 2024; Form 4, filed by Aidan Viggiano on  February 23, 2024; Form 4, filed by Dana Wagner on  February 23, 2024; Form 4, filed by Byron Deeter on March 19, 2024; Form 4/A, filed by Miyuki Suzuki on March 19, 2024; Form 4, filed by Charles Bell on March 19, 2024; Form 4, filed by Donna Dubinsky on March 19, 2024; Form 4, filed by Jeff Epstein on  March 19, 2024; Form 4, filed by Jeffrey Immelt on  March 19, 2024; Form 4, filed by Deval Patrick on  March 19, 2024; Form 4, filed by Erika Rottenberg on  March 19, 2024; and Form 4, filed by Miyuki Suzuki on  March 19, 2024. Additional information can also be found in Twilio’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on  February 27, 2024. Details concerning potential participants in the solicitation, including Twilio’s director nominees for election at the 2024 Annual Meeting, will also be included in the Proxy Statement in the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Non-Employee Director Compensation” and “Executive Compensation.” BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TWILIO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING TWILIO’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by Twilio with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the company’s investor relations website at https://investors.twilio.com/overview/default.aspx.

Investor Contact:

Bryan Vaniman

ir@Twilio.com

Or

Media Contact:

Caitlin Epstein

press@Twilio.com

Source: Twilio

Exhibit 10.1

EXECUTION VERSION

Cooperation Agreement

March 30, 2024

Sachem Head LP

c/o Sachem Head Capital Management LP

250 West 55th Street, 34th Floor

New York, New York 10019

Ladies and Gentlemen:

Twilio Inc. (the “Company”), on the one hand, and Sachem Head Capital Management LP, together with each of the parties listed on Schedule A and their respective affiliates (collectively, “Sachem Head”), on the other hand, have mutually agreed to the terms contained in this letter agreement (this “Letter Agreement”). For purposes of this Letter Agreement, we refer to each of the Company and Sachem Head as a “Party” and, collectively, as the “Parties.”

1.	Board Matters.

(a) Concurrently with and effective upon the execution of this Letter Agreement, Sachem Head hereby agrees that it will be deemed to have irrevocably withdrawn the notice of shareholder proposals and nomination of candidates for election to the board of directors of the Company (the “Board of Directors” or the “Board”) at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), submitted to the Company on March 11, 2024.

(b) Concurrently with and effective upon the execution of this Letter Agreement, the Board shall have increased the size of the Board to ten (10) directors and, subject to the completion of a satisfactory customary background check, appointed Andrew J. Stafman (the “New Director”) as a Class II director of the Company with a term expiring at the 2024 Annual Meeting.

(c) The Company will include the New Director on the slate of nominees recommended by the Board in the Company’s proxy materials for the 2024 Annual Meeting, subject to the New Director (i) agreeing to serve and providing to the Company all customary materials and information as are provided by all other director candidates and as are required to be or customarily included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”), including the New Director’s consent to being named in the proxy statement for the 2024 Annual Meeting and to serving as a director of the Company if elected and (ii) executing all documents required to be executed by all other directors nominated for election at the 2024 Annual Meeting prior to such annual meeting, provided that the Company provides the New Director with such documents concurrently with providing them to each other such director (such conditions, the “Director Nomination Conditions”). Subject to the Director Nomination Conditions, the Company shall recommend and solicit proxies for the election of the New Director at the 2024 Annual Meeting in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees. Subject to the terms of this Letter Agreement, Sachem Head and the New Director acknowledge and agree that the policies and procedures applicable to other directors (collectively, “Company Policies”) will be applicable to the New Director during his or her term of service.

(d) Sachem Head represents and warrants that, as of the date hereof, Sachem Head beneficially owns such number of shares of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”) as set forth in the disclosure letter delivered to the Company immediately prior to the execution of this Letter Agreement. Sachem Head acknowledges and agrees that if Sachem Head’s aggregate Net Long Position falls below 50% of its current beneficial ownership of outstanding Common Stock (as adjusted for any combinations, splits, recapitalizations or similar actions by the Company) (the “Minimum Ownership Requirement”), Sachem Head shall (i) promptly notify the Company that Sachem Head ceases to satisfy the Minimum Ownership Requirement and (ii) cause the New Director to tender his resignation from the Board of Directors to the Board, effective immediately. Concurrently with the execution and delivery of this Letter Agreement, the New Director shall execute and deliver an irrevocable resignation in the form attached hereto as Exhibit A. For the avoidance of doubt, the Company’s obligations under Sections 1(b), 1(c), 1(f) and 1(g) of this Letter Agreement shall cease once Sachem Head ceases to meet the Minimum Ownership Requirement.

(e) Until the Standstill Termination Date, each member of Sachem Head will (i) cause, in the case of all shares of Common Stock owned of record, and (ii) cause the record owner, in the case of all shares of Common Stock beneficially owned but not owned of record, in each case directly or indirectly, by it or by any of its controlled affiliates, as of the record date for the applicable annual meeting, by proxy or in person, to be (x) present for quorum purposes and (y) voted (A) in accordance with the Board’s recommendations, as such recommendations are set forth in the applicable definitive proxy statement filed in respect thereof, including with respect to nominees of the Company for election to the Board of Directors, any advisory vote on executive compensation, and the ratification of the appointment of the Company’s independent registered public accounting firm and (B) in Sachem Head’s sole discretion with respect to other matters, including any Extraordinary Transaction that results in a change in control of the Company or the sale of substantially all of the assets of the Company.

(f) Until the Standstill Termination Date and as long as Sachem Head’s Net Long Position remains at or above the Minimum Ownership Requirement, in the event the New Director is no longer able to serve as a director of the Company for any reason, Sachem Head shall be entitled to designate a candidate for replacement for such New Director on the Board (such replacement, a “Replacement Director”), subject to the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), provided, however, that if the Board does not approve such Replacement Director to the Board pursuant to this paragraph 1(f), the parties shall continue to follow the procedures set forth in this paragraph 1(f) until a Replacement Director is appointed to the Board. Upon a Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall take all necessary actions to appoint such Replacement Director to any applicable committee of the Board of which the replaced director was a member immediately prior to such replaced director’s resignation or removal. The Parties agree that a Replacement Director appointed to the Board under this Section 1(f) shall be considered the New Director for purposes of this Letter Agreement.

(g) The Company agrees that the New Director shall receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors of the Board and (ii) such other benefits on the same basis as all other non-management directors on the Board. The Company agrees that the New Director shall receive all Board notices and other Board materials that the other directors of the Company receive from the Company in the same manner and form and at the same time as the other directors on the Board.

(h) Until 12:00 a.m., Pacific time, on the later of (a) the date that is thirty (30) calendar days after the date on which neither the New Director nor any Replacement Director continues to serve on the Board of Directors and (b) the calendar day after the date of the conclusion of the Company’s 2025 annual meeting of shareholders (such date, the “Standstill Termination Date”), Sachem Head will not (including without limitation through other persons) and shall cause its affiliates, managing members, principals, partners (other than partners who are solely limited partners), directors, officers and employees not to, and will direct its agents and representatives not to (at Sachem Head’s direction or on Sachem Head’s behalf), directly or indirectly, absent prior written consent by the Board or the Company or otherwise expressly permitted by this Letter Agreement:

(i) acquire, or offer or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of record or beneficial ownership of any Common Stock, or engage in any swap or hedging transaction or other derivative agreements of any nature with respect to any Common Stock, in each case, if such acquisition, offer, agreement or transaction would result in Sachem Head having beneficial ownership of more than 4.9% of then outstanding Common Stock;

(ii) (A) nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any meeting of shareholders of the Company at which the Company’s directors are to be elected; (B) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (C) submit, initiate, make or be a proponent of any shareholder proposal for consideration at, or bring any other business before, any meeting of shareholders of the Company; (D) knowingly initiate, encourage or participate in any solicitation of proxies in respect of any shareholder proposal for consideration at, or other business brought before any meeting of shareholders of the Company; or (E) knowingly initiate, encourage or participate in any “withhold” or similar campaign with respect to any meeting of shareholders of the Company, in each case, other than in a manner consistent with the Board’s recommendation in connection with such matter;

(iii) form, join or in any way participate in any group or agreement of any kind with respect to Common Stock, including in connection with any election or removal contest with respect to the Company’s directors or any shareholder proposal or other business brought before any meeting of shareholders of the Company (other than a group that includes all or some of the members of Sachem Head, but does not include any other entities or persons that are not members of Sachem Head as of the date hereof), provided that nothing herein shall limit the ability of an affiliate of Sachem Head to join such group following the execution of this Letter Agreement, so long as any such affiliate agrees in writing to be bound by the terms and conditions of this Letter Agreement;

(iv) seek publicly, alone or in concert with others, to amend any provisions of the Company’s organizational documents;

(v) engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(vi) (A) institute any litigation against the Company, its directors or its officers; (B) make any “books and records” demands or stocklist requests regarding the Company; or (C) make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or affiliates; provided that nothing herein shall prevent the New Director from exercising any rights under § 220(d) of the Delaware General Corporate Law, or any successor provision thereto, or Sachem Head from (w) bringing litigation to enforce the provisions of this Letter Agreement, (x) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against Sachem Head, (y) exercising statutory appraisal rights, or (z) receiving damages or settlement proceeds like any other shareholder in connection with any class action proceeding brought by a named plaintiff other than Sachem Head;

(vii) make or in any way knowingly participate, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict Sachem Head from tendering shares, receiving payment for shares, voting shares or otherwise participating in any such transaction (that has not been initiated by Sachem Head) on the same basis as other shareholders of the Company, or from participating in any such transaction that has been approved by the Board); or make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require or result in a public announcement regarding any of the types of matters set forth above in this paragraph;

(viii) make any proposal, announcement, statement or request that is public or is reasonably likely to become public regarding: (A) controlling, changing or influencing the Board or management of the Company, including proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any Extraordinary Transaction or exploration thereof including any of the transactions referred to in clause (i)(vii) above (it being understood that this clause (i)(viii)(B) shall not restrict Sachem Head from tendering shares, receiving payment for shares, voting shares or otherwise participating in any such transaction on the same basis as other shareholders of the Company, or from participating in any such transaction that has been approved by the Board); (C) any other change in the Company’s or any of its subsidiaries’ operations, business, corporate strategy, corporate structure, capital structure or allocation, or share repurchase or dividend policies; (D) causing the Company’s Common Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (E) causing the Company’s Common Stock to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(ix) (A) grant any proxy, consent or other authority to act as to any shares of Common Stock with respect to any matters (other than to the Company’s named proxies using the Company’s proxy card) or (B) deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(x) knowingly encourage or advise any third party or knowingly assist any third party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote any Common Stock, or (B) in conducting any type of referendum relating to the Company (including for the avoidance of doubt with respect to the Company’s management or the Board) (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Letter Agreement);

(xi) engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than in connection with a broad-based market basket or index) that relates to or derives any part of its value from any decline in the market price or value of any securities of the Company, or would result in Sachem Head (together with its affiliates) failing to have an aggregate net long position (as defined in Rule 14e-4 under the Exchange Act) in the Company;

(xii) other than in sale transactions on the New York Stock Exchange or through a broker or dealer where the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that either (x) has filed a Schedule 13D with respect to the Company or (y) has run (or publicly announced an intention to run) or an affiliate of which has run (or has publicly announced an intention to run) a proxy contest or submitted shareholder nominations or proposals with respect to another company within the past five years;

(xiii) enter into any negotiations, agreements or understandings with any third party to take any action that Sachem Head is prohibited from taking pursuant to this Section 1(h); or

(xiv) seek or request an amendment, waiver or release of any of the provisions of this Letter Agreement.

Notwithstanding the foregoing, the restrictions in this Section 1(h) shall not (A) prevent Sachem Head or its representatives from making (i) any factual statement as required by applicable subpoena, legal process or other legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought (so long as such requirement did not arise as a result of action by Sachem Head) or (ii) any private communication to the Company regarding any matter that would not reasonably be expected to trigger public disclosure obligations for any persons or result in any public disclosure of such communications and (B) restrict Sachem Head from tendering shares, receiving payment for shares, voting shares or otherwise participating in any transaction on the same basis as the other shareholders of the Company or from participating in any transaction that has been approved by the Board, subject to the other terms of this Letter Agreement.

2.

Confidentiality. Notwithstanding any applicable Company Policies or anything in this Letter Agreement, the New Director may share confidential information regarding the Company to the persons described in and solely in accordance with and subject to the confidentiality agreement, which Sachem Head Capital Management LP has entered into with the Company concurrently herewith (the “Confidentiality Agreement”).

3.

Trading in Company Securities. Except as the Parties may otherwise agree, with it being understood that Sachem Head would be generally free to trade in the Company’s securities in accordance with federal and state securities laws during open window trading periods to the same extent that other directors of the Company would be free to trade with respect to any particular open window trading period, for so long as the New Director remains a director of the Company, Sachem Head will not, other than through an approved Rule 10b5-1 compliant trading plan in accordance with Company Policies, trade in Company securities (including Common Stock) during trading blackout periods generally applicable to directors under the blackout calendar as currently in effect (as it may reasonably be modified for all directors from time to time on a good faith basis).

4.

Mutual Non-Disparagement. Until the Standstill Termination Date, the Company, on the one hand, and Sachem Head, on the other hand, shall each refrain from making, and shall cause their affiliates and representatives not to make, any statement, whether written or oral and including any statements to shareholders, analysts or representatives of the media, that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of Sachem Head or the Company, respectively, or any of their respective affiliates and representatives. The foregoing shall not prevent the making of any factual statement in the event that the Company or any of its representatives or Sachem Head or any of its representatives is required to make that statement by applicable subpoena, legal process or other legal requirement or from privately communicating such statement to the other Party, any directors or executive officers of the other Party, or any of Sachem Head’s limited partner investors or potential limited partner investors so long as such communications would not reasonably be expected to require or result in any public disclosure of such communications and, with respect to such private communications to Sachem Head’s current or potential limited partner investors, they are consistent with prior practice, are understood to be private communications and not undertaken with the intent to circumvent the restrictions in this Letter Agreement.

5.

Press Release. The Parties agree that the Company will issue a mutually agreed press release (the “Press Release”), attached to this Letter Agreement as Exhibit B, promptly following the execution and delivery of this Letter Agreement by the Parties (and in any event within one (1) business days after the date hereof). Prior to the issuance of the Press Release, neither the Company nor Sachem Head shall issue any press release or public announcement regarding this Letter Agreement or the matters discussed herein or take any action that would require public disclosure thereof without the prior written consent of the other party. Sachem Head acknowledges that the Company may file this Letter Agreement and the Press Release as exhibits to its Form 8-K and the Company agrees that Sachem Head will have a reasonable opportunity (but no less than twenty-four hours) to review such Form 8-K in advance of filing and that the Company will consider in good faith any changes requested by Sachem Head to the foregoing filing.

6.

Power and Authority of the Company. The Company represents and warrants to Sachem Head that (a) the Company has the corporate power and authority to execute this Letter Agreement and to bind it thereto, (b) this Letter Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, and (c) the execution, delivery and performance of this Letter Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7.

Power and Authority of Sachem Head. Sachem Head represents and warrants to the Company that (a) Sachem Head Capital Management LP has the power and authority to execute this Letter Agreement on behalf of itself and to bind each member of Sachem Head thereto, (b) this Letter Agreement has been duly authorized, executed and delivered by such member of Sachem Head, constitutes a valid and binding obligation of such member of Sachem Head, and is enforceable against each such member of Sachem Head in accordance with its terms, and (c) the execution of this Letter Agreement by such member of Sachem Head does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such member of Sachem Head, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

8.

Termination. This Letter Agreement will terminate upon the expiration of the Standstill Termination Date. Upon such termination, this Letter Agreement shall have no further force and effect. Notwithstanding the foregoing, (i) the Company’s obligations under Sections 1(b), 1(c), 1(f) and 1(g) shall terminate upon any material breach of this Letter Agreement by Sachem Head upon ten (10) calendar days’ written notice by the Company to Sachem Head if such breach has not been cured within such notice period, provided that the Company is not in material breach of this Letter Agreement at the time such notice is given or prior to the end of the notice period; (ii) Sachem Head’s obligations under Section 1(h) shall terminate upon any material breach of this Letter Agreement by the Company upon ten (10) calendar days’ written notice by Sachem Head to the Company if such breach has not been cured within such notice period, provided that Sachem Head is not in material breach of this Letter Agreement at the time such notice is given or prior to the end of the notice period; and (iii) Sections 8 to 20 shall survive termination of this Letter Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

9.

Fiduciary Duties. Nothing in this Letter Agreement will be deemed to require the violation of the fiduciary duties of any director of the Company (including any New Director) under Delaware law in the director’s capacity as such.

10.	Expenses. All fees, costs, and expenses incurred in connection with this Letter Agreement and matters related to this Letter Agreement will be paid by the Party incurring such fees, costs or expenses.

11.

Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

12.

Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages would not be an adequate remedy for such a breach. It is accordingly agreed that each Party shall be entitled to enforcement of, and injunctive relief to prevent any violation of, the terms hereof. Each Party agrees to waive any bonding requirement under any applicable law, in the event that any other party seeks to enforce the terms by way of equitable relief.

13.

Applicable Law and Jurisdiction. Each of the Company and Sachem Head (i) irrevocably and unconditionally submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, Delaware, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such matter, the federal, or other state courts located in Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that any actions or proceedings arising from this Letter Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action arising from this Letter Agreement in any court other than the aforesaid courts. The parties to this Letter Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

14.

Notice. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (a) if given email, when sent to the email address set forth below, as applicable, and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this section:

If to the Company:

Twilio Inc.

101 Spear Street, Fifth Floor

San Francisco, CA 94105

Attention: Dana Wagner

Email: dwagner@twilio.com

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: David C. Karp

      Ronald C. Chen

      Carmen X.W. Lu

Email: DCKarp@wlrk.com

     RCChen@wlrk.com

    CXWLu@wlrk.com

If to Sachem Head:

Sachem Head Capital Management LP

250 West 55th Street, 34th Floor

New York, NY 10019

Attention: Michael D. Adamski

Email: michael@sachemhead.com

With a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Richard M. Brand

     Richard R. Rowe

Email: richard.brand@cwt.com

   richard.rowe@cwt.com

15.

Severability. If at any time subsequent to the date hereof, any provision of this Letter Agreement is held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

16.

No Third-Party Beneficiaries. This Letter Agreement is solely for the benefit of the Company and Sachem Head and is not enforceable by any other persons. No Party to this Letter Agreement may assign its rights or delegate its obligations under this Letter Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.

17.

No Waiver. No failure or delay by any Party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

18.

Certain Definitions. As used in this Agreement: (a) the term “affiliate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Standstill Termination Date become affiliate(s) of any applicable person or entity referred to in this Agreement; provided, however, that for purposes of this Letter Agreement, Sachem Head and the Company shall not be affiliates of one another; provided, further, that with respect to Sachem Head, the term affiliate shall not include any portfolio company of Sachem Head; (b) the terms “beneficial ownership,” “group,” “participant,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder, provided that the meaning of “solicitation” shall be without regard to the exclusions set forth in Rules 14a-1(l)(2)(iv) and 14a-2 under the Exchange Act; (d) the term “Net Long Position”

means such shares of Common Stock beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote other than as a result of being in a margin account, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons,” for purposes of the meaning of the term “Net Long Position,” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, associate, organization or other entity of any kind or nature; (e) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (f) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person, (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities, or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (g) the term “representatives” means (i) a person’s affiliates and (ii) its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its affiliates.

19.

Interpretation and Construction. The Company and Sachem Head acknowledge that each Party has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Letter Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Letter Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Letter Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and Sachem Head, and any controversy over interpretations of this Letter Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Letter Agreement, they shall be deemed to be followed by the words “without limitation.”

20.

Entire Agreement. This Letter Agreement, including Schedule A and Exhibits A and B attached to this Letter Agreement and the Confidentiality Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof. This Letter Agreement may be amended only by an agreement in writing executed by the Company and Sachem Head.

[Signature Page Follows]

If the terms of this Letter Agreement are in accordance with your understanding, please sign below and this Letter Agreement will constitute a binding agreement among us.

TWILIO INC.
By:	/s/ Khozema Shipchandler
Khozema Shipchandler
Chief Executive Officer

Acknowledged and agreed to as of the date first written above:

SACHEM HEAD CAPITAL MANAGEMENT LP

By:	Uncas GP LLC, its general partner

	By:	/s/ Scott D. Ferguson
Scott D. Ferguson
Managing Partner

[Signature Page to Letter Agreement]

SCHEDULE A

LIST OF SACHEM HEAD PARTIES

Sachem Head Capital Management LP

Sachem Head LP

Uncas GP LLC

Sachem Head GP LLC

Scott D. Ferguson

SH Stony Creek Master Ltd.

Sachem Head Master LP

EXHIBIT A

FORM OF IRREVOCABLE RESIGNATION LETTER

[_], 20[_]

Board of Directors

Twilio Inc.

101 Spear Street, Fifth Floor

San Francisco, California 94105

Re: Irrevocable Resignation

Ladies and Gentlemen,

This letter is delivered pursuant to Section 1(d) of the Cooperation Agreement, dated as of March [_], 2024 (the “Letter Agreement”), by and between the Company and Sachem Head. Capitalized terms used herein but not defined shall have the meaning set forth in the Letter Agreement.

I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve, subject to the Board’s acceptance of this resignation, effective upon the date on which Sachem Head fails to meet the Minimum Ownership Requirement.

This resignation is irrevocable and may not be withdrawn by me at any time.

Name: Andrew J. Stafman

EXHIBIT B

PRESS RELEASE

Filed separately as Exhibit 99.1 to the Current Report on Form 8-K